Exhibit 4.2
     THE WARRANTS EVIDENCED HEREBY WERE ISSUED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAW. THE HOLDER HEREOF, BY ACQUIRING THIS INSTRUMENT, AGREES FOR THE BENEFIT OF MESA AIR GROUP, INC. (THE “ISSUER”) THAT THE WARRANTS EVIDENCED HEREBY MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED ONLY (A) (1) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (B) PURSUANT TO AN AVAILABLE EXEMPTION OR EFFECTIVE REGISTRATION UNDER ANY APPLICABLE STATE OR OTHER SECURITIES LAW (TO THE EXTENT THAT THE HOLDER HEREOF RELIES ON AN EXEMPTION OR EXEMPTIONS DESCRIBED ABOVE, THE HOLDER HEREOF MUST HAVE FIRST OBTAINED THE WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH THE EXEMPTION PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR SIMILAR SECURITIES LAW).
     THE WARRANTS EVIDENCED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF ARE SUBJECT TO A WARRANT PURCHASE AGREEMENT DATED FEBRUARY 7, 2002 BETWEEN THE ISSUER AND RAYTHEON AIRCRAFT COMPANY (AS THE SAME MAY BE SUPPLEMENTED, MODIFIED, AMENDED OR RESTATED FROM TIME TO TIME, THE “WARRANT PURCHASE AGREEMENT”). A COPY OF THE WARRANT PURCHASE AGREEMENT IS AVAILABLE FOR REVIEW AT THE PRINCIPAL OFFICE OF THE ISSUER.
COMMON STOCK PURCHASE WARRANTS
No.
Issuance Date:                            , 200
     Capitalized terms used and not otherwise defined in this instrument shall have the meanings assigned to them in the Warrant Purchase Agreement. The Issuer certifies that Raytheon Aircraft Company (“RAC”) is the Holder of                      warrants (the “Warrants”), each Warrant entitling the Holder to purchase one fully paid and nonassessable share of the common stock of the Issuer, no par value (the “Common Stock”), upon the terms and subject to the provisions of the Warrant Purchase Agreement and this instrument (the “Warrant Certificate”). The Exercise Price shall initially be $10.00 per Warrant. The Exercise Price and the number of Warrants evidenced hereby shall be subject to adjustment as provided in the Warrant Purchase Agreement. The Warrants evidenced hereby shall be exercisable at any time and from time to time until the close of business on the Final Expiration Date which is the third anniversary of the date of issuance of this instrument.
1. Exercise of Warrants.
1.1 Each Warrant evidenced hereby may be exercised by the Holder of this Warrant Certificate by surrender hereof to Computershare Trust Company in its capacity as stock transfer agent for the Issuer (such entity or any successor stock transfer agent reasonably acceptable to RAC, is herein referred to as the “Transfer Agent”), together with the Exercise Form, in the form attached hereto as Annex 1 (the “Exercise Form”), duly completed and executed, and payment of an amount equal to the Exercise Price multiplied by the number of Warrants being exercised (as reduced by any Set-off Payment as certified by RAC and contemplated by Section 3 of the Warrant Purchase Agreement). At the option of the Holder hereof, payment of the Exercise Price (less any applicable Set-off Payment) may be made by either (i) cash, (ii) a certified or cashier’s check payable to the order of the Issuer, (iii) if the Issuer shall consent, exercise of the net issuance option pursuant to Section 1.4 hereof, or (iv) any combination of the foregoing methods. Upon the Transfer Agent’s receipt of this Warrant Certificate, the duly completed and executed Exercise Form and the requisite payment, the Transfer Agent shall issue and deliver (or cause to be delivered) stock certificates representing the aggregate number of shares of Common Stock being purchased. In the event that less than all of the Warrants evidenced hereby are being exercised, the Transfer Agent shall issue and deliver (or cause to be delivered) a new Warrant Certificate or Certificates at the same time such stock certificates are delivered. That new Warrant Certificate or those new Warrant Certificates shall entitle the persons in whose names they are registered to exercise in the aggregate the number of Warrants not exercised in that partial exercise and shall otherwise have the same terms and provisions as this Warrant Certificate.
1.2 In the event that the Holder of this Warrant Certificate desires that any or all of the stock certificates to be issued upon the exercise of any Warrants evidenced hereby be registered in a name or names other than that of such Holder, such Holder must so request in writing at the time of exercise.
1.3 Upon due exercise by the Holder hereof of any Warrants evidenced hereby, whether in whole or in part, such Holder (or any other person to whom a stock certificate is to be issued) shall be deemed for all purposes to have become the holder of record of the shares of Common Stock for which those Warrants have been so exercised effective immediately prior to the close of business on the day this Warrant Certificate, the duly completed and executed Exercise Form and the requisite payment are duly delivered to the Transfer Agent, irrespective of the date of actual delivery of the stock certificates representing such shares of Common Stock.
1.4 Notwithstanding anything to the contrary set forth herein, if the current market value of a share of Common Stock (determined in accordance with Section 7(b) of the Warrant Purchase Agreement) is greater than the Exercise Price on the Date of Determination and the Issuer consents, in lieu of exercising Warrants evidenced hereby for cash, the Holder hereof may elect to receive shares of Common Stock equal to the value (determined in the manner set forth below) of a designated number of such Warrants by surrender of this Warrant Certificate at the principal office of the Transfer Agent together with a duly completed and executed Exercise Form. The “Date of Determination” is the business day immediately preceding the day on which this Warrant Certificate is being delivered to the Transfer Agent pursuant to this Section 1. In such event, the Transfer Agent shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:
Y = X (A-B)
             A
Where:

A =	the current market value of a share of Common Stock on the Date of Determination;

B =	the Exercise Price as of the close of business on the Date of Determination;

X =	the number of shares of Common Stock purchasable upon exercise of the Warrants being cancelled if such Warrants were being exercised instead of being cancelled; and

Y =	the number of shares of Common Stock to be issued to such Holder.
2. Surrender of Warrants; Expenses.
2.1 Whether in connection with the exercise, transfer, split-up, combination, exchange or replacement of this Warrant Certificate or any Warrants evidenced hereby, surrender of this Warrant Certificate shall be made to the Transfer Agent during normal business hours on a business day (unless the Transfer Agent otherwise permits) at the principal office of the Transfer Agent located at 12039 West Alameda Parkway, Suite Z-2, Lakewood, CO 80228, or to such other office or to any duly authorized representative of the Transfer Agent as from time to time may be designated by the Transfer Agent by written notice given to the Holders of the Warrants.
2.2 The Issuer shall pay all costs and expenses incurred in connection with the exercise, transfer, split-up, combination, exchange or replacement of this Warrant Certificate or any Warrants evidenced hereby, including the costs of preparation, execution and delivery of Warrant Certificates and stock certificates, and shall pay all taxes (other than any taxes measured by the income of any person other than the Issuer) and other charges imposed by law payable in connection with the transfer, split-up, combination, exchange or replacement of this Warrant Certificate or any Warrants evidenced hereby except as otherwise provided in Sections 5(c) and 5(d) of the Warrant Purchase Agreement.
3. Warrant Register; Exchange; Transfer; Loss.
3.1 The Transfer Agent shall, at all times, maintain at its principal office an open register for the Warrants, in which the Transfer Agent shall record the name and address of each Holder to whom Warrants have been issued or transferred.
3.2 Subject to applicable law and the provisions of the Warrant Purchase Agreement, this Warrant Certificate may be exchanged for two or more Warrant Certificates entitling the Holder hereof to exercise the same aggregate number of Warrants at the same Exercise Price and otherwise having the same terms and provisions as this Warrant Certificate. The Holder hereof may request such an exchange by surrendering this Warrant Certificate to the Transfer Agent, together with a written request specifying the desired number of Warrant Certificates and the allocation among them of the Warrants evidenced hereby.
3.3 Subject to applicable law and the provisions of the Warrant Purchase Agreement, this Warrant Certificate and the Warrants evidenced hereby may be transferred, in whole or in part, by the Holder hereof. A transfer shall be effected by surrendering this Warrant Certificate to the Transfer Agent, together with an Assignment Form, in the form attached hereto as Annex 2 (the “Assignment Form”), duly completed and executed. Within five business days after the Transfer Agent’s receipt of this Warrant Certificate and the Assignment Form so completed and executed, the Transfer Agent shall issue and deliver to each transferee a new Warrant Certificate evidencing the number of Warrants being transferred to such person and otherwise having the same Exercise Price and other terms and provisions of this Warrant Certificate, which the Transfer Agent shall register in such new Holder’s name. To the extent applicable, the Transfer Agent shall issue to the Holder hereof a new Warrant Certificate evidencing the Warrants not being transferred to any person and otherwise having the same Exercise Price and other terms and provisions of this Warrant Certificate.

3.4 In the event of the loss, theft or destruction of this Warrant Certificate, the Transfer Agent shall execute and deliver an identical Warrant Certificate to the Holder hereof in substitution herefor upon the Transfer Agent’s receipt of evidence reasonably satisfactory to the Transfer Agent of such event (with the affidavit of an institutional Holder or of Raytheon Aircraft Company being such sufficient evidence).
4. Authorization of Transfer Agent. The Issuer hereby irrevocably authorizes and directs the Transfer Agent to take all action and execute all documents contemplated by this Warrant Certificate.
5. Rights and Obligations of the Issuer and the Warrant Holder. The Issuer and the Holder of this Warrant Certificate are entitled to the rights and bound by the obligations set forth in the Warrant Purchase Agreement, all of which rights and obligations are hereby incorporated by reference herein. Except as otherwise provided in Section 1.3 hereof or Section 6 of the Warrant Purchase Agreement, this Warrant Certificate shall not entitle its Holder to any rights as a stockholder of the Issuer either in law or equity, including, without limitation, the right to vote such shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communications concerning the business affairs of the Issuer. The rights of the Holder are limited to those expressed in this Warrant Certificate and the Warrant Purchase Agreement.
[the remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Issuer has caused this Warrant Certificate to be executed by its duly authorized representative and attested to by its Secretary or an Assistant Secretary.

ATTEST:	MESA AIR GROUP, INC.

By:	By:

Name:	Name:

Title:	Title:

By:	By:

Name:	Name:

Title:	Title:

Annex 1
EXERCISE FORM
     The undersigned Holder hereby irrevocably elects to exercise                      Warrants to purchase fully paid and nonassessable shares of the common stock, no par value per share, of Mesa Air Group, Inc. (the “Issuer”) and/or such other securities or property as are purchasable upon exercise of such Warrants, and hereby tenders payment for such shares and/or other securities or property by:
(i) enclosing cash and/or a certified or cashier’s check payable to the order of the Issuer in the aggregate amount of $                    ; and/or
(ii) attaching a certificate signed by RAC certifying that a Mesa Default shall have occurred and be continuing and that a Set-off Payment in the amount of $                     has been made; and/or
(iii) hereby authorizing the cancellation of                      Warrants.
Instructions for registering the securities on the stock transfer books of the Issuer:

Name of Holder:

State of Organization (if applicable):

Federal Tax Identification or Social Security Number:

Address:

     If this exercise of Warrants evidenced by the attached Warrant Certificate is not an exercise in full thereof, then the undersigned Holder hereby requests that a new Warrant Certificate of like tenor (exercisable for the balance of the Warrants evidenced by the attached Warrant Certificate) be issued in the name of and delivered to the undersigned Holder at the address on the Warrant register of the Issuer as maintained by the Transfer Agent.

Dated:

(Name of Holder – Please Print)

By:

(Signature of Holder or
of Duly Authorized Signatory)

Title:

Annex 2
ASSIGNMENT FORM
     For value received, the undersigned Holder hereby sells, assigns and transfers to the person whose name and address are set forth below all of the rights of the undersigned Holder with respect to                      Warrants evidenced by the attached Warrant Certificate.

Name of Transferee:

State of Organization (if applicable):

Federal Tax Identification or Social Security Number:

Address:

     If this transfer is not a transfer of all the Warrants evidenced by the attached Warrant Certificate, then the undersigned Holder hereby requests that a new Warrant Certificate of like tenor evidencing the Warrants not being transferred pursuant hereto be issued in the name of and delivered to the undersigned Holder at the address on the Warrant register of                                         .
     The undersigned Holder hereby irrevocably constitutes and appoints                                                              as his/her/its attorney to register the foregoing transfer on the books of                      maintained for that purpose, with full power of substitution in the premises.

Dated:

(Name of Holder – Please Print)

By:

(Signature of Holder or
of Duly Authorized Signatory)

Title: